Exhibit 99. 1

One Progress Plaza, Suite 2400, St. Petersburg, FL 33701

NEWS FOR IMMEDIATE RELEASE

First Advantage Contacts:

Renee Svec Director of Marketing & Communications 727.214.3411, ext. 212 rsvec@fadv.com	Cindy Williams Investor Relations Manager 727.214.3438, ext. 260 clwilliams@fadv.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE FIRST QUARTER OF 2005

ST. PETERSBURG, Fla., April 26, 2005—First Advantage Corporation (NASDAQ: FADV), a risk mitigation and business solutions provider, today announced operating results for the first quarter of 2005.

First Advantage reported net income of $3.2 million (14 cents per diluted share) for the quarter ended March 31, 2005, compared with net income of $0.6 million (3 cents per diluted share) for the quarter ended March 31, 2004. Net income for the quarter ended Dec. 31, 2004, was $2.7 million (12 cents per diluted share).

Revenues for the company were $72.4 million and $57.4 million for the quarters ended March 31, 2005, and March 31, 2004, respectively. First Advantage’s revenue was $68.3 million for the quarter ended Dec. 31, 2004.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $10.0 million and $4.0 million for the quarters ended March 31, 2005, and March 31, 2004, respectively.

“First Advantage’s solid performance in the first quarter met our expectations and reflected the seasonality of some of our core business lines,” said John Long, chief executive officer. “As we move into the second quarter, we are already seeing signs of the seasonal pickup that we have historically experienced at this time of year.”

Long continued, “The highlight of the quarter was undoubtedly the announcement of our intent to acquire First American’s Credit Information Group (CIG), which, when completed in late second or third quarter of this year, will accelerate our business plan and growth strategy.”

First American CIG is the largest provider of specialty credit information and subprime credit information to the mortgage and vehicle lending industries.

“Considering the strong performance of CIG, we are looking forward to leveraging their market penetration, products and services, innovative technology, and excellent management to further advance First Advantage’s market leadership position,” said Long.

In addition to the CIG announcement, First Advantage completed the acquisition of Data Recovery Services, Inc., in the first quarter. As a national provider of business and consumer data recovery services, as well as computer forensics, Data Recovery Services expands First Advantage’s professional investigative services and adds scale and resources to the company’s computer forensics offering.

First Advantage Corporation Reports Operating Results for the First Quarter of 2005

First Advantage also announced the acquisition of ITax Group, Inc., a national provider of tax credits and incentives services, earlier this month. ITax enhances First Advantage’s existing services in the tax credits and incentives marketplace.

Management estimates that diluted earnings per share will be in the range of 22 cents to 26 cents and total revenues in the range of $78 million to $82 million for the quarter ending June 30, 2005.

First Advantage’s first quarter results will be discussed in more detail on Wednesday, April 27, 2005, at 8:30 a.m. ET, via teleconference or webcast. The teleconference dial-in number is 888.809.8967 and the pass code is Advantage. The live audio webcast of the call will be accessible on First Advantage’s Web site at www.fadv.com on the Investor Relations page. An audio replay of the conference call will be available through May 4, 2005, by dialing 866.498.3467. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

Summary Income Statement (Unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004
Service revenue	$60,148,000	$45,959,000
Reimbursed government fee revenue	12,216,000	11,474,000

Total revenue	72,364,000	57,433,000

Cost of service revenue	14,334,000	13,981,000
Government fees paid	12,216,000	11,474,000

Total cost of sales	26,550,000	25,455,000

Gross margin	45,814,000	31,978,000

Salaries and benefits	23,115,000	17,712,000
Other operating expenses	12,686,000	10,304,000
Depreciation and amortization	3,408,000	2,640,000

Income from operations	6,605,000	1,322,000

Interest (expense) income:
Interest expense	(1,058,000)	(231,000)
Interest income	10,000	11,000

Total interest expense, net	(1,048,000)	(220,000)

Income before income taxes	5,557,000	1,102,000
Provision for income taxes	2,330,000	463,000

Net income	$3,227,000	$639,000

First Advantage Corporation Reports Operating Results for the First Quarter of 2005

	Three Months Ended
	March 31, 2005	March 31, 2004
Per share amounts:
Basic earnings per share	$.14	$.03

Basic weighted-average shares outstanding	23,294,096	21,155,223

Diluted earnings per share	$.14	$.03

Diluted weighted-average shares outstanding	23,575,106	21,346,133

EBITDA calculation:
Net income	$3,227,000	$639,000
Provision for income taxes	2,330,000	463,000
Interest expense	1,058,000	231,000
Depreciation and amortization	3,408,000	2,640,000

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$10,023,000	$3,973,000

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

Segment Financial Information (Unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004
Service revenue
Enterprise Screening	$45,266,000	$33,704,000
Risk Mitigation	12,173,000	8,580,000
Consumer Direct	3,340,000	4,232,000
Corporate and Eliminations	(631,000)	(557,000)

Consolidated	$60,148,000	$45,959,000

Income (loss) before income taxes
Enterprise Screening	$6,629,000	$1,883,000
Risk Mitigation	2,421,000	1,123,000
Consumer Direct	307,000	(15,000)
Corporate and Eliminations	(3,800,000)	(1,889,000)

Consolidated	$5,557,000	$1,102,000

Operating margin percentage of service revenue
Enterprise Screening	14.64%	5.59%
Risk Mitigation	19.89%	13.09%
Consumer Direct	9.19%	(0.35%)
Corporate and Eliminations	N/A	N/A

Consolidated	9.24%	2.40%

First Advantage Corporation Reports Operating Results for the First Quarter of 2005

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) provides best-in-class single-source solutions for global risk mitigation and enterprise and consumer screening needs. Incorporating state-of-the-art technology, proprietary systems and data resources, First Advantage is a leading provider of employment background screening, drug-free workplace programs and other occupational health testing, corporate tax consulting services, resident screening, motor vehicle records, transportation credit reporting, investigative services (including computer forensics, data recovery, electronic discovery, and surveillance), supply chain security consulting, and consumer location services. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 1,800 employees in offices throughout the United States and abroad. Further information about the company is available at www.fadv.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889. First American is the nation’s largest data provider, supplying businesses and consumers with information resources in connection with the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to diluted earnings per share and revenue for the quarter ending June 30, 2005, impact of seasonality, ability to accelerate the company’s business plan and long-term growth strategy, completion of the acquisition of CIG, and advancement in the market are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data, and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are. Investors are advised to consult the company’s filings with the SEC, including its 2004 Annual Report on Form 10-K, for a further discussion of these and other risks.

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